UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2009

TIENS BIOTECH GROUP (USA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32477	75-2926439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700

(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 15, 2009, Tianshi International Holdings Group Ltd. (“Tianshi Holdings”), a wholly-owned subsidiary of  Tiens Biotech Group (USA), Inc. (the “Company”), and Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”) entered a Contract for the Transfer of Equity Interest (the “Agreement”), pursuant to which Tianshi Holdings agreed to sell all of the registered share capital of Tiens Yihai Co. Ltd. (“Tiens Yihai”) it owns to Tianshi Investment.  The  parties plan to close the transaction within one month after the execution date of the Agreement, subject to the approval by the appropriate examination and approval authority of the People’s Republic of China to record the equity transfer.

Pursuant to the Agreement, the total purchase price of $37,000,000 for the acquisition will be payable as follows: (i) $3,700,000 by January 14, 2010 and (ii) $33,300,000 by November 14, 2010.

Tiens Yihai holds land use rights for 50 acres of land located in Shanghai, China. Tiens Yihai was established to build a new research and development facility. In March 2007, the Company decided to suspend the proposed development by Tiens Yihai.

Tianshi Holdings holds 96% of the equity interest in Tiens Yihai.  Tianjin Tianshi Pharmaceuticals Co., Ltd. owns the remaining 4% of Tiens Yihai’s share capital.  Jinyuan Li, the Chairman, Chief Executive Officer and President of the Company, owns 100% of Tianshi Investment.

A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 2.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Contract for the Transfer of Equity Interest, dated November 15, 2009, by and between Tianshi International Holdings Group Ltd. and Tianshi International Investment Group Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: November 18, 2009	By:	/s/ Manbo He
Name: Manbo He
Title: Chief Financial Officer

Exhibits

Exhibit Number	Description
2.1	Contract for the Transfer of Equity Interest, dated November 15, 2009, by and between Tianshi International Holdings Group Ltd. and Tianshi International Investment Group Co., Ltd.